Exhibit 10.14

COMMERCIAL LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between Garvin Partners, (“Landlord”), a Delaware corporation, and IntelePeer, Inc. (“Tenant”) a Deleware corporation.

W I T N E S S E T H:

1.   PREMISES: Landlord hereby leases to Tenant, and Tenant leases from Landlord for the Term (as defined below) and subject to the provisions herein the Premises consisting of approximately 10,179 rentable square feet described on Exhibit “A” attached hereto (hereinafter referred to as the “Demised Premises” or “Premises”) situated within the City and County of Denver, State of Colorado, also known as Suite 100 (5,639 RSF) and Suite B100 (4,540 RSF), 2300 15th Street, Denver, Colorado (“Building”), including the right to use, in common with others, as the same may exist from time to time at the discretion of the Landlord, the lobbies, entrances, stairs, elevators and other public or common portions of the Building together with parking and other rights set forth herein (collectively, “Building Complex”).

2.   TERM: The Term of this lease shall be 36 months beginning on or about September 1, 2008, and terminating at 12:00 midnight on August 31, 2011 (“Term”).

3.   RENT: Tenant shall pay to Landlord as “Base Rent” for the term of this agreement the sum of Six Hundred Twenty Seven Thousand Nine Dollars and no/100s, ($627,009), payable as follows:

(i)         For the 12 month period from September 1, 2008 thru August 31, 2009 Tenant shall pay to Landlord the sum of Two Hundred Three Thousand Nine Hundred Thirteen Dollars and 50/100s ($203,913.50) in equal monthly installments of Sixteen Thousand Nine Hundred Ninety-Two Dollars and 79/100s ($16,992.79)

(ii)        For the 12 month period from September 1, 2009 thru August 31, 2010 Tenant shall pay to Landlord the sum of Two Hundred Nine Thousand Three Dollars and no/100s ($209,003) in equal monthly installments of Seventeen Thousand Four Hundred Sixteen Dollars and 92/100s. ($17,416.92)

(iii)       For the 12 month period from September 1, 2010 thru August 31, 2011 Tenant shall pay to Landlord the sum of Two Hundred Fourteen Thousand Ninety-Two Dollars and 50/100s ($214,092.50) in equal monthly installments of Seventeen Thousand Eight Hundred Forty-One Dollars and 04/100s. ($17,841.04)

All monthly installments of Base Rent and all Additional Rent payable hereunder shall be due and payable on or before the first day of each succeeding calendar month during the Term hereof; provided that, in the event the Term hereof shall commence or end during a calendar month, the rent for any fractional calendar month following the commencement or preceding the end of the term of this Lease shall be pro rated by the number of days the Lease is in effect during such month.

4. FIRST OPTION TERM: Provided Tenant is not in default of any term or condition in the lease, Tenant shall be entitled to renew the lease (“First Option to Renew”) for (1) one additional (2) two year term. (“First Option Term”) Tenant must notify Landlord in writing of Tenant’s exercise of this First Option to Renew not less than (6) Six months, and not more than (9) nine months prior to the expiration of the initial term. The new Base Rent for this First Option Term will be Four Hundred Forty-Three Thousand Four Hundred Fifty-Three Dollars and 50/100s ($443,453.50) due and payable as follows:

(i)         For the 12 month period from September 1, 2011 thru August 31, 2012 Tenant shall pay to Landlord the sum of Two Hundred Nineteen Thousand One Hundred Eighty-Two Dollars and no/100s ($219,182) in equal monthly installments of Eighteen Thousand Two Hundred Sixty-Five Dollars and 17/100s. ($18,265.17)

(ii)        For the 12 month period from September 1, 2012 thru August 31, 2013 Tenant shall pay to Landlord the sum of Two Hundred Twenty-Four Thousand Two Hundred Seventy-One Dollars and 50/100s ($224,271.50) in equal monthly installments of Eighteen Thousand Six Hundred Eighty-Nine Dollars and 29/100s. ($18,689.29)

5. SECOND OPTION TERM: Provided Tenant is not in default of any term or condition in the lease, Tenant shall be entitled to renew the lease (“Second Option to Renew”) for (1) one additional (5) five year term (“Second Option Term”), except that the Landlord and Tenant will have to agree on a new Base Rent. Tenant must notify Landlord in writing of Tenant’s exercise of this Second Option to Renew not less than (6) six months, and not more than (9) nine months prior to the expiration of the First Option to Renew term. If Tenant and Landlord cannot agree on a new Base Rent for each year of the Second Option Term (6) six months before the expiration of the First Option Term of the lease, this Second Option to Renew, together with any and all Tenant rights therein, will expire and Landlord will be free to market the space to other potential tenants.

6. SECURITY DEPOSIT: Tenant has deposited with Landlord, upon delivery of this lease, Seventeen Thousand Eight Hundred Forty-One Dollars and 04/100s. ($17,841.04) as a security deposit. Such security deposit shall be held by Landlord without interest as security for the performance by Tenant of Tenant’s covenants and obligations under this lease. The security deposit is not an advance payment of rent, or the full measure of liquidated damages in case of default by Tenant. Upon the occurrence of any event of default, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use the rent installments to the extent necessary to make good any arrears of rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the rent installments, Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the rent installments to its original amount. If Tenant is not in default, hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant within 30 days of expiration or termination of this lease.

7.   ACCEPTANCE OF PREMISES: Tenant acknowledges that it has fully inspected the Demised Premises and accepts the Demised Premises, and any buildings and improvements situated thereon, in their present condition as suitable for the purposes for which the same are leased with the changes and improvements represented in Exhibit A. Landlord’s complete obligation is delivering Premises consistent with Exhibit A.

Tenant shall comply with all governmental laws, building codes, ordinances and regulations applicable to the use and maintenance of the Demised Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon or connected with the Demised Premises, all at Tenant’s sole expense.

8.   CHARACTER OF OCCUPANCY: The Demised Premises shall be used and occupied only for the purpose of general business offices and storage space for Tenant’s business, and related companies and not otherwise without Landlord’s consent. Tenant shall at its own expense obtain any and all governmental licenses and permits necessary for such use.

(a)  The Premises are to be used for general offices and storage space, and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld and shall be deemed granted if Landlord has not objected to such proposed use within five (5) business days after receipt of written request from Tenant. Tenant shall procure, at its sole expense, all permits or licenses required for the transaction of business at the Premises.

(b)  Tenant shall not suffer nor permit the Premises nor any part thereof to be used in any manner, nor anything to be done therein, nor suffer or permit anything to be brought into or kept therein, which would in any way (i) make void or voidable any fire or liability insurance policy then in force with respect to the Demised Premises and Building Complex, (ii) make unobtainable from reputable insurance companies authorized to do business in Colorado any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage.affecting the Building Complex, (iii) cause or in Landlord’s reasonable opinion be likely to cause physical damage to the Building Complex or any part thereof, (iv) constitute a public or private nuisance, (v) impair, in the opinion of Landlord, the appearance, character or reputation of the Building Complex, or (vi) create waste in, on or around the Premises, Building, or Building Complex.

(c)  Tenant shall not use the Premises nor permit anything to be done in or about the Premises or Building Complex which will in any way conflict with any law, statute, ordinance, protective covenants affecting the Building Complex or governmental or quasi-governmental rules or regulations now in force or which may hereafter be enacted or promulgated. Tenant shall give written notice within five (5) days from receipt thereof to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Landlord shall give prompt notice to Tenant of any notice it receives relative to the violation by Tenant of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.

(d) Tenant agrees to submit to Landlord any report or reports or information, which is required by law or regulation relating to Tenant’s operations.

9.          SERVICES AND UTILITIES: Landlord agrees without charge to furnish Tenant with hot and cold running water in common areas, heating, ventilating and/or air conditioning in season during normal business hours and electric lighting for the Demised Premises and the common areas of the building. With respect to heating, ventilating and/or air conditioning, if Tenant requires air conditioning other than on Monday through Friday between the hours of 8:00 A.M. and 6:00 P.M., Landlord shall furnish it only at Tenant’s written request and Tenant shall bear the entire charge thereof, which will be an amount equal to Landlord’s actual costs, Such additional charges shall be payable with the next scheduled monthly rent payment. In the event of any interruption, reduction or discontinuance of services, Landlord shall not be liable for damages to Tenant as a result thereof, or cause or permit an abatement or reduction or set-off of rent or operate to release Tenant from any of the Tenant’s obligations hereunder.

10.    MAINTENANCE AND REPAIRS: Tenant shall at its expense keep the Demised Premises in good condition and repair. Tenant shall be responsible for the full cost of repair or replacement for damages to the Demised Premises or Building Complex caused by the negligence of Tenant, its employees, agents or invitees. Tenant agrees that it will keep the Demised Premises in a safe, sanitary and orderly condition at all times. Tenant, at its own expense, shall collect and dispose of all excess trash and refuse at frequent intervals. Tenant agrees that nothing shall be done or kept in the Demised Premises which might impair the value of the Demised Premises or which would constitute waste. At the end of the Term or other termination of this Lease, Tenant shall deliver the premises with all improvements thereon in good repair and condition, reasonable wear and tear only excepted.

In the event Tenant shall fail to maintain the Demised Premises in accordance with this paragraph 8, Landlord shall have the right (but not the obligation) to cause all repairs or other maintenance to be made and the reasonable costs therefor expended by Landlord shall be paid by Tenant on written demand. Landlord shall have no liability to Tenant for any damage or interference with the use of the Demised Premises by Tenant as a result of performing such work.

11.                                      ALTERATIONS, ADDITIONS AND IMPROVEMENTS: Tenant shall not make any alterations, additions or improvements to the Demised Premises without prior written consent of Landlord; provided however, that Tenant shall be entitled to make nonstructural nonmechanical alterations costing less than $10,000.00 without Landlord’s consent. If Landlord gives its consent, Landlord reserves the right to approve the Tenant’s selection of contractor for such alterations and Tenant will provide Landlord with such information as reasonably determined by Landlord to make an informed decision about said contractor.

(a) Tenant, at any time and from time to time during the term, at its sole cost and expense, and provided Tenant has obtained any required consent from Landlord, which shall be in a timely manner and not unreasonably withheld, may make improvements, alterations, additions, installations, substitutions, betterments and decorations (collectively “Improvements”) in and to the Premises, provided:

(i)        the Improvements will not result in a violation of any certificate of occupancy applicable to the Premises or to the Building Complex;

(ii)       the Improvements will not require a change in any certificate of occupancy applicable to the Premises or Building Complex without Landlord’s prior consent, not to be unreasonably withheld;

(iii)      except with respect to permitted signage, the outside appearance of the Building Complex or any part thereof shall not be affected in any way, and such Improvements shall not adversely affect or weaken or impair (temporarily or permanently) the structure or lessen the value of the Premises or Building Complex, either during the making of such Improvements or upon their completion;

(iv)     there shall be no Improvements to the exterior, roof, foundation, structural, or affecting the mechanical, plumbing, electrical or HVAC systems of the Building Complex without the prior consent of the Landlord, not to be unreasonably withheld or delayed and which shall be deemed granted if Landlord has not objected thereto within five (5) business days after receipt of written request from Tenant;

(v)      in performing the work involved in making such Improvements, Tenant shall be bound by and observe all of the terms of this Lease and any applicable laws, regulations, or covenants affecting the Building Complex; and

(vi)     at all times during construction in the Premises, Tenant shall post in a conspicuous place and continuously maintain the posting of a notice of non-liability of Landlord for such work, in the form of Exhibit D attached hereto and incorporated herein by this reference.

(vii)    Tenant acknowledges the historical nature of the building and will not do anything, nor permit anything to be done by its contractors, employees, invitees, etc.,

that will adversely affect the building. It is understood that no drilling into bricks or timbers is permitted, without express written consent of Landlord.

(b) Unless Tenant shall notify Landlord otherwise, all Improvements to the Premises, including, by way of illustration but not by limitation, all counters, screens, grilles, special cabinetry work, partitions, paneling, carpeting, drapes or other window coverings and light fixtures, shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance or injury at the end of the Lease term, whether by lapse of time or otherwise, unless Landlord, by written notice to Tenant at the time improvements are approved, shall elect to have Tenant remove all or any of such alterations, improvements or additions at the end of the term (excluding non-movable walls, HVAC duct work and electrical improvements), and in such event, Tenant shall, at the end of the term, remove, at its sole cost and expense, such alterations, improvements and additions and restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. Any such removal, whether required or permitted by Landlord, shall be at Tenant’s sole cost and expense, and Tenant shall restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. All movable partitions, machines and equipment, telephone system, shelving or removable improvements which are installed in the Premises by or for Tenant, without expense to Landlord, and can be removed without structural damage to or defacement of the Building or the Premises, and all furniture, furnishings, telephone systems, shelving, removable improvements and other articles of personal property owned by Tenant and located in the Premises (all of which are herein called “Tenant’s Property”) shall be and remain the property of Tenant and may be removed by it at any time during the term of this Lease. However, if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Building or the Premises resulting from such removal. All additions or improvements which are to be surrendered with the Premises shall be surrendered with the Premises, as a part thereof, at the end of the term or the earlier termination of this Lease.

(c) Prior to the commencement of any Improvements to the Premises or Building Complex costing $10,000.00 or more in any one instance, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado evidencing that workmen’s compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms reasonably satisfactory to Landlord, are in force and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord as an additional insured and shall provide that the same may not be canceled or modified without thirty (30) days prior written notice to Landlord.

(d) Tenant, at its sole cost and expense, shall cause any permitted Improvements in or about the Premises to be performed in compliance with all applicable requirements of insurance bodies having jurisdiction.

12.    SIGNS: Tenant shall not place or affix any signs, either lighted or unlighted, including material supplied by manufacturers of merchandise offered for sale, or other objects upon or within the Demised Premises that illuminate, or are otherwise visible from the exterior of the building, or paint or otherwise deface the exterior walls of the Demised Premises without the prior written consent of Landlord. Tenant shall have the right to standard building directory and suite signage at Landlord’s expense one time. Any signs installed by Tenant shall conform with applicable laws. Permission will not be granted for any advertising which fails to comply with the City and County of Denver’s design standards or any advertising material, fixture or equipment which extends beyond the Demised Premises. Tenant shall remove all signs installed by the tenant at the termination of this Lease and shall repair any damage and close any holes caused or revealed by such removal.

13.    INSURANCE: Landlord at its expense shall procure and maintain the hazard, fire and extended coverage on the Building. Tenant shall procure at its expense, and keep in force at all times during the term hereof:

(a) Comprehensive general public liability insurance in the amounts of: One Million Dollars ($1,000,000.00) each occurrence combined single limit for bodily injury, property damage and personal injury; Two Million Dollars ($2,000,000.00) aggregate for bodily injury and property damage for products and completed operations The commercial general liability policy shall be written on an occurrence basis, including public liability and property damage, in form and company acceptable to and approved by Landlord, covering the Demised Premises, the operations of both the Tenant and each and every permitted assignee hereunder and products therein, which amounts may be increased upon Landlord’s request at any time during the term of this Lease. For the commercial general liability, the Insurance Services Office Form CG0043 or its equivalent must be attached and so indicated on the certificate of insurance. Landlord, its officials and employees shall be listed as additional insured with respect to this Lease with additional insured coverage for the commercial general liability at least as broad as Insurance Services Office Form CG2011.

(b) Tenant shall maintain at its cost insurance for fire, hazard and extended coverage on Tenant’s property and the contents of the Demised Premises.

(c) Tenant shall maintain at all times adequate worker’s compensation insurance consistent with Colorado statutory requirements (including occupational disease hazards) with an authorized insurance company, or through the Colorado State Compensation Insurance Fund or through an authorized self-insurance plan approved by the State of Colorado, insuring the payment of compensation to all its employees.

(d) Certificates evidencing the existence of the policies, in such form as the Landlord may require, shall be delivered to the Landlord prior to the Commencement Date. Upon request by Landlord, Tenant agrees at any time during the Term of this Lease, to furnish the original or a certified copy of said policy or policies.

Each such policy or certificate shall contain a provision insuring contractual liability of Tenant to the Landlord. Each such policy or certificate shall contain a valid provision or endorsement that “This policy will not be canceled, or materially changed, reduced or altered, without first giving 30 days prior written notice thereof to Landlord.”

A renewal certificate shall be delivered to Landlord at least 30 days prior to a policy’s expiration date, except for any policy expiring after the Expiration Date of this Lease or any extension thereof.

14.  DAMAGE OR DESTRUCTION TO BUILDING:

(a) In the event that the Demised Premises or the Building Complex are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building Complex, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefore, provided such repairs and restoration can, in Landlord’s reasonable opinion, be made within one hundred twenty (120) days after the occurrence of such damage without the payment of overtime or other premiums, and until such repairs and restoration are completed, the Base Rent shall be abated in proportion to the part of the Demised Premises which is unusable by Tenant in the conduct of its business, or unleasable, as mutually agreed by Landlord and Tenant, (but there shall be no abatement of Base Rent by reason of any portion of the Premises being unusable for a period equal to three days or less). Landlord agrees to notify Tenant within forty-five (45) days after such casualty if it estimates that it will be unable to repair and restore the Premises within said one hundred twenty (120) day period. Such notice shall set forth the approximate length of time Landlord estimates will be required to complete such repairs and restoration. Notwithstanding anything to the contrary contained herein, if Landlord cannot or estimates it cannot make such repairs and restoration within said one hundred twenty (120) day period, then Tenant may, by written notice to Landlord cancel this Lease, provided such notice is given to Landlord within thirty (30) days after Landlord notifies Tenant of the estimated time for completion of such repairs and restoration. Notwithstanding the preceding sentence, Tenant may not cancel this Lease as hereinabove stated if the damage to the Premises or the Building is in whole or in part the result of the act, omission, fault or negligence of Tenant, its agents, contractors, employees, licensees or invitees. Except as provided in this Paragraph 12, and except to the extent caused by Landlord’s negligence, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from the making of any such repairs, alterations or improvements in or to the

Building, Premises or fixtures, appurtenances and equipment. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s Property, including furniture and furnishings, or on any fixtures or equipment removable by Tenant under the provisions of this Lease, or any improvement installed in the Premises by or on behalf of Tenant, and that Landlord shall not be obligated to repair any damage thereto or replace the same, except to the extent such damage is caused by the negligence of Landlord.

(b) In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though the Demised Premises may not be affected, or if affected, can be repaired within said 120 days) that Landlord, within forty-five (45) days after the happening of such injury, shall decide not to reconstruct or rebuild the Building, then notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said forty-five (45) days, Tenant shall be obligated for Base Rent, properly apportioned up to date of such casualty, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be released and discharged from all further obligations hereunder (except those obligations which expressly survive termination of the Lease term). A total destruction of the Building shall automatically terminate this Lease.

15. CONDEMNATION:

(a) If the whole of the Demised Premises or so much thereof as to render the balance unusable by Tenant for the proper conduct of its business or unleasable (as mutually determined by Landlord and Tenant), or shall be taken under power of eminent domain or transferred under threat thereof, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such election within thirty (30) days after such conveyance or taking possession, whichever is earlier, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. No award for any partial or entire taking shall be apportioned and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Notwithstanding the foregoing, Tenant shall be entitled to seek, directly from the condemning authority, an award for its removable trade fixtures, equipment and personal property and relocation expenses, if any, to the extent Landlord’s award is not diminished. In the event of a partial taking which does not result in a termination of this Lease, Base Rent shall be reduced in proportion to the reduction in the size .of the Demised Premises so taken and this Lease shall be modified accordingly. Promptly after obtaining knowledge thereof, Landlord or Tenant, as the case may be, shall notify the other of any pending or threatened condemnation or taking affecting the Demised Premises or the Building Complex.

(b) If all or any portion of the Demised Premises shall be condemned or taken for governmental occupancy for a limited period (not to exceed 90 days), this Lease shall not terminate and Landlord shall be entitled to receive the entire amount of any such award or payment thereof as damages, rent or otherwise. Tenant hereby assigns to Landlord any award which may be made in such temporary taking, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Tenant shall be entitled to receive an abatement of Base Rent in proportion to the reduction in the size of the Demised Premises so taken.

16.    ASSIGNMENT AND SUBLETTING: Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably be withheld or delayed, assign this Lease or sublet the Demised Premises or any portion thereof. Any assignment or subletting shall be expressly subject to all terms and provisions of this Lease. In the event of any assignment or subletting, Tenant shall remain fully liable for the full performance of all Tenant’s obligations under this Lease. Tenant shall not assign its rights hereunder or sublet the Demised Premises without first obtaining a written agreement from assignee or sublessee whereby assignee or sublessee agrees to be bound by the terms of this Lease. No such assignment or subletting shall constitute a novation. In the event of the occurrence of an event of default while the Demised Premises are assigned or sublet, Landlord, in addition to any other remedies provided herein or by law, may at Landlord’s option, collect directly from such assignee or subtenant all rents becoming due under such assignment of subletting and apply such rent against any sums due to Landlord hereunder. No direct collection by Landlord from any such assignee or subtenant shall release Tenant from the performance of its obligations hereunder. Fifty percent of any excess rent over the Base Rent paid by any assignee or subtenant hereunder shall be paid over to Landlord as Additional Rent. Notwithstanding the foregoing, Tenant shall be entitled to assign this Lease to a parent, or wholly owned subsidiary upon notice to Landlord.

17.    ESTOPPEL CERTIFICATE: Tenant or Landlord further agree at any time and from time to time on or before five (5) days after receipt of written request by Landlord or Tenant, to execute, acknowledge and deliver to the other an estoppel certificate certifying (to the extent it believes the same to be true) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid, if any, that Tenant claims no present charge, lien, claim or offset against rent, if the rent is not prepaid for more than one month in advance, and such other matters as may be reasonably required by Landlord, Landlord’s mortgagee, or any potential purchaser of the Building, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord’s interest herein, or a holder of any mortgage or deed of trust encumbering any portion of the Building Complex. Tenant’s failure to deliver such statement within such time shall be a default under this Lease.

18 DEFAULT:

(a) The following events (herein referred to as an “event of default”) shall constitute a default by Tenant hereunder:

(1)   Tenant shall fail to pay, within ten (10) days after due, any installment of Base Rent, Additional Rent or any other amounts payable hereunder;

(2)   This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party in violation of the provisions of this Lease, except as permitted herein;

(3)   This Lease or the Demised Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within thirty (30) days after the levy thereof;

(4)   Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors;

(5)   Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant shall be instituted against Tenant, or a receiver or trustee shall be appointed of all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within thirty (30) days after such institution or appointment;

(6)   Tenant shall fail to take possession of the Demised Premises within sixty (60) days of the Commencement Date;

(7)   Tenant shall abandon or permanently vacate the Premises for thirty (30) consecutive days without the timely payment of rent hereunder;

(8)   Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant’s part to be performed, and such nonperformance shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if Tenant cannot reasonably cure such nonperformance within thirty (30) days, Tenant shall not be in default if it commences cure within said thirty (30) days and, in Landlord’s sole judgment, diligently pursues the same to completion;

(9) Tenant shall fail to obtain a release of any mechanic’s lien, as required herein;

(I0) A general partner of Tenant (if Tenant is a general or limited partnership), becomes a debtor under any state or federal bankruptcy proceedings, or becomes subject to receivership or trusteeship proceedings, whether voluntary or involuntary;

(b) Upon the occurrence of an event of default, Landlord shall have the right, at its election, then or at any time thereafter and while any such event of default shall continue, either:

(1)   To give Tenant written notice of Landlord’s intention to terminate this Lease on the date such notice is given or on any later date specified therein, whereupon, on the date specified in such notice, Tenant’s right to possession of the Demised Premises shall cease and this Lease shall thereupon be terminated; provided however, all of Tenant’s obligations, including but not limited to, the amount of Base Rent and other obligations reserved in this Lease for the balance of the term hereof, shall immediately be accelerated and due and payable.

(2)   To re-enter and take possession of the Demised Premises or any part thereof and repossess the same as Landlord’s former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to re-enter the Demised Premises as provided in this Paragraph 16(b)(2) or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Demised Premises or any part thereof in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the rents therefore. Although Landlord acknowledges an obligation to attempt to mitigate damages, Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon such reletting. No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event, this Lease will terminate as specified in said notice.

(c) In the event that Landlord does not elect to terminate this Lease as permitted in Paragraph 16(b)(1) hereof, but on the contrary, elects to take possession as provided in Paragraph 16(b)(2), Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord’s reasonable expenses in connection with such reletting, including but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, reasonable alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Demised Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such reletting. Tenant shall pay such rent and other sums to Landlord monthly on the days on which the rent would have been payable hereunder if possession had not been retaken. In the event Landlord is able to relet the Premises at a higher rent, whether or not the Lease is terminated, Tenant shall not be entitled to any credit for any portion of such excess rent.

(d) Suit or suits for the recovery of the amounts and damages set forth above may be brought by Landlord, from time to time, at Landlord’s election and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be.

(e) After an event of default by Tenant, Landlord may sue for or otherwise collect all rents, issues and profits payable under all leases on the Premises, including those past due and unpaid.

(f) No failure by Landlord or Tenant to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any unilateral termination of this Lease, this Lease shall continue in force and effect as to any provisions hereof which require observance or performance of Landlord or Tenant subsequent to termination.

(g)   Nothing contained in this Paragraph shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Paragraph.

(h)   Any rents or other amounts owing to Landlord hereunder which are not paid within ten (10) days of the date they are due, shall thereafter bear interest from the due date at the rate of twelve percent (12%) per annum (“Interest Rate”) until paid. Similarly, any amounts paid by Landlord to cure any default of Tenant or to perform any obligation of Tenant, shall, if not repaid by the Tenant within fifteen (15) days of demand by Landlord, thereafter bear interest from the date paid by Landlord at the Interest Rate until paid. In addition to the foregoing, Tenant shall pay to Landlord whenever any Base Rent, Additional Rent or any other sums due hereunder remain unpaid more than ten (10) days after the due date thereof, a late charge equal to five percent (5%) of the amount due.

(i)    Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive or declaratory relief and specific performance. The exercise or commencement of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including by way of example, but not limitation, reasonable attorneys’ fees from the date any such matter is turned over to an attorney, shall also be recoverable by the prevailing party.

19. PARKING AND COMMON AREAS: It is understood and agreed that the Tenant shall have the right to use Ten (10) parking spaces at no additional charge in the parking lots adjacent to the building. Tenant shall have the right to rent Twelve (12) additional parking spaces at an initial cost of $50.00 per space per month, subject to increase in accordance with Landlord’s customary charges for such spaces, which spaces shall be available on a first come first served basis. This cost, if any, will deemed to be additional rent. The parking rental shall be payable on the same dates and times as the monthly installments of the minimum rental due hereunder. Landlord reserves the right to adjust additional parking spaces rented, but not the initial Ten (10) included spaces or the Twelve (12) additional spaces the Tenant pays for. In addition, Landlord shall have the right, without obligation, and from time to time, to change the number, sizes, locations, shapes and arrangements of parking areas and other common areas, designate loading or handicapped parking areas, change the level or grade of parking surfaces, and do and perform such other acts in and to said areas of improvements as Landlord, in its sole discretion but within reason and applied uniformly, deems advisable for the use thereof. In any event, the number of parking spaces shall not be reduced. Except as otherwise specifically provided herein, all unassigned parking areas, access roads, courtyards, and other areas, facilities or improvements furnished by Landlord are for the general and non-exclusive use in common of all tenants of the Building, and those persons invited upon the land upon which the premises are situated and shall be subject to the exclusive control and management of Landlord. Landlord shall have the right, without obligation, to establish, modify and enforce such rules and regulations, which the Landlord may, in its sole opinion, deem reasonable and/or necessary.

20.   NOTICES: Any notice or document required or permitted to be delivered hereunder may be delivered in person or shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at the addresses indicated below, or at such other addresses as may have theretofore been specified by written notice delivered in accordance herewith

LANDLORD:	TENANT:
Garvin Partners	IntelePeer, Inc.
2400 N. Ulster St.	2300 15th Street
Denver, CO 80238	Denver, CO 80202

And to:
IntelePeer Inc.
Attn: CFO
950 Tower Lane, Suite 450
Foster City, CA 94404

21. OUIET ENJOYMENT: Subject to the provisions of this Lease, Landlord covenants that, so long as Tenant is not in default under the terms of this Lease that Tenant shall peacefully and quietly have, hold and enjoy the Premises for the Term of this Lease. Landlord shall not be responsible for the acts or omissions of any other tenant or third party which may interfere with Tenant’s use and enjoyment of the Premises. In the event of any transfer or transfers of Landlord’s interest in the Premises or in the real property of which the Premises are a part, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, providing the transferee assumes the obligation and liabilities of the transferor.

22. ENTRY BY LANDLORD: Landlord and its agents shall have the right to enter the Premises at all reasonable times and after reasonable notice for the purpose of examining or inspecting the same, to supply any services to be provided by Landlord hereunder, to show the same to prospective purchasers of the Building, to make such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may be required or permitted to make under the Lease, and during the last ninety (90) days of the term, to show the same to prospective tenants of the Premises upon reasonable notice to Tenant. Landlord and its agent may enter the Premises at all times and without advance notice for the purpose of responding to an actual or apparent emergency. Landlord shall use commercially reasonable efforts not to unreasonably interfere with the Tenant’s business operations in the Premises during any period of entry by Landlord pursuant to this paragraph.

23. MECHANIC’S LIENS: Tenant shall pay or cause to be paid all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord’s interest in the Premises, Building or Building Complex. Tenant warrants that it will keep the Demised Premises and Building Complex free and clear of all mechanic’s liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including reasonable attorneys’ fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished to Tenant, including lien claims of laborers, materialmen or others. Should any such liens be filed or recorded against the Premises, Building Complex with respect to work done for or materials supplied to or on behalf of Tenant or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be released of record within thirty (30) days after notice thereof. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction as maybe provided by applicable law. If Tenant shall be in default in paying any charge for which such a mechanic’s lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs associated therewith, and the amount so paid, together with interest at the Interest Rate and reasonable attorneys’ fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.

24. DAMAGE TO PROPERTY, INJURY TO PERSONS:

(a) Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, hereby indemnifies and agrees to hold harmless Landlord, its agents, employees, contractors, legal representatives, successors and assigns, from any and all claims of liability for any injury or damage to any person or property whatsoever occurring in, on or about the Premises or the Building Complex or any part thereof, to the extent such injury or damage is caused by the negligence, fault or omission of Tenant, its agents, contractors, employees, licensees or invitees. Tenant further agrees to indemnify and to hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, employees, licensees or invitees. Such indemnities shall include by way of example, but not limitation, all costs, reasonable attorneys’ fees, expenses and liabilities incurred in or about any such claim, action or proceeding, but shall exclude all claims, damages and expenses to the extent caused by the negligence of Landlord, its agents, employees and contractors.

(b)        Landlord and Tenant shall not be liable to each other for any damage by or from any act or negligence of any co-tenant or other occupant of the Building Complex, or by any owner or occupant of adjoining or contiguous property. Landlord and Tenant shall not be liable to each other for any injury, damage, or loss to persons or property resulting in whole or in part from the criminal activities of others. To the extent not covered by normal fire and extended coverage insurance, Tenant agrees to indemnify Landlord against all damage to the Building Complex, as well as all damage to persons or property of other tenants or occupants thereof, to the extent caused by the misuse, neglect, act, omission or negligence of Tenant or any of its agents, contractors, employees, licensees or invitees.

(c)        Neither Landlord nor its agents or employees shall be liable for any damage to property entrusted to Landlord, its agents or employees, or employees of the building manager, if any, nor for the loss or damage to any property occurring by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness, or any other cause whatsoever; provided, however, nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its negligence. Neither Landlord nor its agents or employees shall be liable for interference with the lights, view or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building or Building Complex. Tenant shall give prompt notice to Landlord in case of fire or accidents in or about the Premises or the Building or of defects therein or in the fixtures or equipment located therein. Neither Tenant nor its agents or employees shall be liable for any damage to property entrusted to Tenant, its agents or employees, if any.

(d)        In case any claim, demand, action or proceeding is made or brought against Landlord, its agents or employees, by reason of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, its agents or employees, or which gives rise to Tenant’s obligation to indemnify Landlord, Tenant shall be responsible for all costs and expenses, including but not limited to reasonable attorneys’ fees incurred in defending or prosecution of the same, as applicable.

25. REMOVAL OF TENANT’S PROPERTY: All movable furniture and personal effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor, and Tenant shall reimburse Landlord for all expenses incurred in connection with the disposition of such property.

26. HOLDING OVER: Should Tenant hold over after the termination of this Lease, after expiration of the initial Term or any exercised renewal terms, and continue to pay rent, Tenant shall become a tenant from month to month only upon each and all of the terms herein provided as may be applicable to such month to month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay monthly rent equal to one hundred twenty-five percent (125%) of the last monthly rental rate plus all other monetary charges as provided herein. Such tenancy shall continue until terminated by Landlord, or Tenant upon at least thirty (30) days’ written notice prior to the last day of the calendar month intended as the date of termination of such month to month tenancy.

27. SURRENDER AND NOTICE: Upon the expiration or earlier termination of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove all of its movable furniture and other effects and such alterations, additions and improvements as Landlord shall require Tenant to remove pursuant to Paragraph 9 hereof. In the event Tenant fails to so vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs and damages, including but not limited to any amounts required to be paid to third parties who were to have occupied the Premises, incurred by Landlord as a result of such failure, plus interest thereon at the Interest Rate on all amounts not paid by Tenant within thirty (30) days of demand, until paid in full.

28. SUBORDINATION AND ATTORNMENT: This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases, overriding leases and underlying leases and/or grants of term of the real property and/or the Building or the Building Complex now or hereafter existing and to all deeds of trust, mortgages and building loan agreements, including leasehold mortgages and building loan agreements, which may now or hereafter affect the Building or the Building Complex or any of such leases, whether or not such deeds of trust or mortgages shall also cover other lands or buildings, to each and every advance made or hereafter to be made under such deeds of trust or mortgages, and to all renewals, modifications, replacements and extension of such leases, deeds of trust and mortgages. The provisions of this Paragraph shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such subordination, Tenant shall promptly execute and deliver to

Landlord (or such other party so designated by Landlord) at Tenant’s own cost and expense, within five (5) days after request from Landlord an instrument, in recordable form if required, that Landlord, the lessor of any such lease or the holder of any such deed of trust or mortgage or any of their respective successors in interest or assigns may request evidencing such subordination. Failure by Tenant to comply with the requirements of this Paragraph shall be a default hereunder. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Paragraph are hereinafter sometimes called “superior leases” and the deeds of trust or mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes called “superior deeds of trust” or “superior mortgages”. The lessor of a superior lease or the beneficiary of a superior deed of trust or superior mortgage or their successors in interest or assigns are hereinafter sometimes collectively referred to as a “superior party”. Notwithstanding any of the foregoing, Tenant shall not be required to execute any instrument of subordination, and therefore, no subordination with respect to any future ground lease, mortgage or deed of trust shall occur unless such superior party shall grant and deliver to Tenant a non-disturbance agreement in the form then being used by such superior party for such purposes, providing that Tenant, notwithstanding a default by Landlord, shall be entitled to remain in possession of the Premises in accordance with the terms of this Lease for so long as Tenant shall not be in default of any term, condition or covenant of this Lease. Further, Tenant shall attorn to such superior party.

29. PAYMENTS AFTER TERMINATION: No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice of the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease or otherwise exercise its rights and remedies hereunder. The payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.

30. LIABILITY OF LANDLORD: Landlord’s liability under this Lease shall be limited to Landlord’s estate and interest in the Building (or to the proceeds thereof) and no other property or other assets of Landlord or its partners (if Landlord is a partnership), agents, employees, legal representatives, successors or assigns, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Premises. Nothing contained in this Paragraph shall be construed to permit Tenant to offset against rents due a successor landlord, a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior landlord, except as otherwise specifically set forth herein.

31. RIGHTS RESERVED TO LANDLORD:

(a) Landlord shall have the following rights without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoffs or abatement of rent:

(1) To enter the Premises as more fully provided in this Lease.

(2) To have pass keys to the Premises.

(3) To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy during the last three (3) months of the term hereof, only IF, during or prior to such time, Tenant has vacated the Premises, or at any time after Tenant abandons the Premises.

(4)  To have access to all mail chutes according to the rules of the United States Postal Service.

(5)  To do or permit to be done any work in or about any adjacent or nearby building, land, street or alley.

32.   FORCE MAJEURE CLAUSE: Wherever there is provided in this Lease a time limitation for performance by Landlord or Tenant of any obligation, including but not limited to obligations related to construction, repair, maintenance or service, but excluding any rental obligation of Tenant, the time provided for shall be extended for as long as and to the extent that delay in compliance with such limitation is due to an act of God, governmental control or other factors beyond the reasonable control of such party.

33.   ATTORNEYS’ FEES: In the event of any dispute hereunder, or any default in the performance of any term or condition of this Lease, the prevailing party shall be entitled to recover all costs and expenses associated therewith, including reasonable attorneys’ fees.

34.   ADDITIONAL RENT: Tenant shall pay to Landlord without abatement, deduction, setoff or counterclaim, and without prior notice or demand the Base Rent as described in Paragraph 3 and additional rent as described below,

(1)  All charges payable by Tenant other than Base Rent are called “Additional Rent”. Unless this Lease provides otherwise, Additional Rent is to be paid with the next monthly installment of Base Rent.

(2)  Definitions:

“Expense Base Year”: The calendar year 2008

“Expense Comparison Year”: Each calendar year after the calendar year 2008.

“Expense Stop”: The cost of Building Operating Expenses for the Expense Base year divided by the total number of rentable square feet in the Building.

The “Base Rent” Tenant pays for the Demised Premises during the calendar year in which the term of this Lease begins includes Tenant’s share of the Building Operating Expenses for such calendar year. In the event Tenant’s share of the projected Building Operating Expenses for any Expense Comparison Year during the Lease Term (as determined by Landlord) exceeds the cost of the Building Operating Expenses incurred during the Expense Base Year, then the Base Rent Tenant pays during each such Expense Comparison Year shall be increased by the amount of such excess over the Expense Stop multiplied by Tenant’s Rentable Area. Landlord will pay all Building Operating Expenses through December 31, 2008. Landlord shall further have the right to adjust the

Additional Rent to be paid by Tenant pursuant to this paragraph periodically during the renewal year if it reasonably deems it necessary to do so. Tenant’s Rentable Area is 10,179 square feet.

“Operating Expenses” are all reasonable and customary costs and expenses of ownership, operation, maintenance, management, repair and insurance of the Building, as determined according to generally accepted accounting principles applied by Landlord in its sole discretion, including, but not limited to the following costs: all supplies, materials, labor and equipment, used in or related to the operation and maintenance of the Building Complex; all utilities, including but not limited to, water, electricity, gas, heating, lighting, sewer, waste disposal, security, air-conditioning and ventilating costs and all charges relating to the use, ownership or operation of the Building; all maintenance, management, janitorial and service agreements related to the Building; all legal expenses and accounting costs relating to the operation and management of the Building and the Building Complex; all insurance premiums and costs, including but not limited to the premiums and costs of fire, casualty and liability coverage, rent abatement and earthquake insurance and any other type of insurance related to the Building; all maintenance costs relating to the public and service areas within the around the Building, including but not limited to, sidewalks, landscaping, service areas, driveways, parking areas, walkways, building exteriors (including painting), signs and directories, including for example, costs of resurfacing and restriping parking areas; amortization over the useful life (along with reasonable financing charges) of capital improvements made to the Building which may be required by any government authority or law or regulation that was not applicable to the Building at the time it was renovated in 1983 and not as a result of special requirements for any tenant’s use of the Building, which will improve the operating efficiency of the Building; all Landlord’s costs in managing, maintaining, repairing, operating and insuring the Building, including for example, clerical, supervisory and janitorial staff, and all Real Property taxes as defined herein; however, such costs shall not include depreciation on the Building or personal property or equipment located therein, loan payments, executive salaries, finders fees or real estate broker commissions, costs of alterations of space or other improvements made for tenants of the Building other than those specifically set forth on Exhibit C; interest on loan payments; capital improvements; costs of excess or additional services provided to any tenant that are billed directly to such tenant; any income, estate, inheritance or transfer taxes.

“Real Property Taxes” are (i) any fee, license fee, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Building; (ii) any tax or fee on Landlord’s right to receive, or the receipt of, rent or income from the Building or against ‘s business of leasing the Building, (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Building by any governmental agency; (iv) any tax imposed upon this transaction, or based upon a re-assessment of the Building due to a change in ownership or transfer of all or part of Landlord’s interest in the Building; and (v) any charge or fee replacing, substituting for, or in addition to any tax previously included within the definition of real property tax. Real Property Taxes do not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

(1)  Prior to the commencement date of the Expense Comparison Year, Landlord will provide Tenant a statement of Landlord’s best estimate of Tenant’s share of the increase, if any, in Operating Expenses for the coming year over the costs for the Expense Base Year. This amount will be divided by twelve (12) and beginning with the next regular Base Rent payment, Tenant will pay 1/12th of the increase multiplied by the number of elapsed months from the commencement of the Expense Comparison Year and thereafter will continue to pay 1/12th of the increase each month until Tenant receives the next Expense Comparison Year’s statement. Landlord acknowledges and agrees that in no event shall Tenant’s increase in Operating Expenses exceed five percent (5%) from the previous calendar year with respect to those expenses which Landlord can control. The foregoing expense cap does not apply to expenses which Landlord cannot control, such as Real Estate Taxes, insurance, utility charges and snow removal costs, for which Tenant shall pay its prorata share, without any expense cap. By April 1 of each year of the Lease term, Landlord will provide Tenant a statement showing the total actual Operating Expenses for the calendar year just ended, and Tenant’s share of any increase, if any, over the Expense Base Year. If Tenant’s estimates paid to date for the preceding calendar year are less than Tenant’s share of the increase, Tenant will pay the difference within 15 days of the date of said statement. In the event that Tenant has paid more than his share of estimates for the preceding calendar year, Landlord will pay this excess to Tenant with said statement.

(2)  Tenant will not be entitled to any reduction, refund, offset, allowance or rebate in Base Rent or any other sums due if the Operating Expenses for any Expense Comparison Year are less than those of the Expense Base Year nor shall the failure by Landlord to provide Tenant with a statement by April 1st of each year constitute a waiver by Landlord of its right to collect Tenant’s share of any increase in Operating Expenses. In addition, if for any reason Landlord should not elect to bill Tenant for lump sum Operating Expense increases or estimates for a particular Expense Comparison Year, Landlord’s right to charge Tenant for such expenses in subsequent years is not waived.

(3)  Landlord shall keep separate records of all Operating Expenses in its usual and customary manner, not substantially inconsistent with generally accepted standard in the office building industry, consistently applied. In the event Tenant is charged for any increase in Building Operating Expenses over the Expense Stop as provided in this paragraph 32, then such records shall be available for inspection by Tenant not more frequently than once in every 12-month period, not later than 90 days after the expiration or termination of this Lease, and only upon ten (10) days’ prior written notice to Landlord. Any such inspection by Tenant shall be conducted (i) at a reasonable time; and (ii)in a manner so as not to unduly disrupt the conduct of Landlord’s business. Any shortfall or excess revealed and verified by Tenant’s inspection shall be paid to the applicable party within thirty (30) days after the other party is notified of such shortfall or excess.

35. MISCELLANEOUS:

(a)  The rules and regulations attached hereto as Exhibit B, as well as such rules and regulations as may hereafter be adopted by Landlord for the health and safety of the Premises and the Building and the occupants thereof as may be required by applicable law, ordinance, insurance policy or underwriters, are hereby expressly made a part hereof, and Tenant agrees to obey all such rules and regulations. The violation of any of such rules and regulations by Tenant shall be deemed a breach of this Lease by Tenant affording Landlord all the remedies set forth herein. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.

(b) This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord, if Landlord fails to perform its obligations set forth herein, except as herein specifically set forth; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building Complex or any portion thereof whose address Tenant has been notified in writing and so long as an opportunity has been granted to Landlord and such holder to correct such violation.

(c)  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, provided such addition does not increase or decrease the obligations of or derogate from the rights or powers of either Landlord or Tenant.

(d) The captions of each paragraph are added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this. Lease.

(e)  Except as herein specifically set forth, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns. The terms, conditions and covenants hereof shall also be considered to be covenants running with the land.

(f)  Except as otherwise specifically provided herein, in the event Landlord shall fail to perform any of the agreements, terms, covenants or conditions hereof on Landlord’s part to be performed, and such nonperformance shall continue for a period of thirty (30) days after written notice thereof, from Tenant to Landlord, or if such performance cannot be reasonably had within such thirty (30) day period, and Landlord shall not in good faith have commenced such performance within such thirty (30) day period and proceed therewith to completion within ninety (90) days

(unless out of Landlord’s control), it shall be considered a default of Landlord under this Lease, and cause for termination of the Lease. Tenant shall give written notice to Landlord in the matter herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, with proper postage prepaid, to the holder of any mortgages or deeds of trust covering the Building Complex or any portion thereof of whose address Tenant has been notified in writing and shall afford such holder a reasonable opportunity to cure any alleged default on Landlord’s behalf.

(g) If there is more than one entity or person which or who are the Tenants under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

(h) No act or thing done by Landlord or Landlord’s agent or Tenant during the term hereof, including but not limited to any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding upon the other unless such act or things shall be by an officer of Landlord or Tenant or a party designated in writing by Landlord or Tenant as so authorized to act. The delivery of keys to Landlord, or Landlord’s agent, employees or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy available to Landlord.

(i)   Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties, except such as are expressed in this Lease together with the Exhibits attached hereto.

(j)   Intentionally deleted.

(k)  All private telephone systems and/or other related telecommunications or computer equipment and lines may not be installed without Landlord’s prior consent, which shall not be unreasonably withheld. In addition, if Landlord gives consent all equipment must be installed within Tenant’s Demised Premises or in designated “telephone closet” and, upon termination of this Lease removed and the Demised Premises restored to the same condition as before such installation. Landlord will not be held responsible for any damage or effects resulting from power failures unless caused by intentional misconduct of the Landlord.

(I)  No invitee may be admitted after ordinary business hours unless accompanied by a Tenant employee having the right of admission and Tenant shall exercise due care to cause persons gaining entry under such special rights to avoid loss or damage to the property of Landlord and other tenants or occupants. Any keys issued hereunder shall remain the property of Landlord, shall not be duplicated, and shall be returned to Landlord upon request.

(m)  Tenant, its officers, agents and employees shall cooperate and comply with the provisions of the Federal Drug-Free Workplace Act of 1988 and Denver Executive Order No. 94, or any successor thereto, concerning the use, possession or sale of alcohol or drugs.

(n)   In connection with the performance of work under this Lease, Tenant agrees not to refuse to hire, discharge, promote or demote, or to discriminate in matters of compensation against any person otherwise qualified, solely because of race, color, religion, national origin, gender, age, military status, sexual orientation, marital status, or physical or mental disability.

a.   This Lease, together with Exhibits A, B, and C attached hereto, contains the entire agreement of the parties and may not be amended or modified in any manner except by an instrument in writing signed by both parties. Tenant shall not record this Lease or a memorandum hereof.

36. TENANT IMPROVEMENTS: Landlord shall provide Tenant with up to a $7.00 per rentable square foot Tenant Improvement Allowance (based on the 5,639 rentable square feet of Suite 100), not to exceed $39,473, which Tenant may use only on building improvements within Suites 100 and B100. This Tenant Improvement Allowance is based on an expected 60 months occupation period by Tenant. (Initial “Term” plus “First Option Term”) If the Tenant elects not to exercise the First Option to Renew, and does not stay in the building for the 24 month period from September 1, 2011 thru August 31, 2013, as spelled out in Paragraph 4 of this lease, Tenant agrees to refund a Dollar amount to Landlord, which equals 24/60 of this Tenant Improvement Allowance, up to $15,789.20, by the last day of the then final term.

EXECUTED this          day of                  , 2008.

LANDLORD:

ATTEST:

months occupation period by Tenant. (Initial “Term” plus “First Option Term”)] ‘the Tenant elects not to exercise the First Option to Renew, and does not stay in the building for the 24 month period from. September 1, 2011 thru August 31, 2013, as spelled out in Paragraph 4 of this lease, Tenant agrees to refund a Dollar amount to Landlord, which equals 24/60 of this Tenant Improvement Allowance, up to $15,789.20, by the last day of the then fatal term

EXECUTED this 21st day of August     , 2008.

LANDLORD:	/s/ Illegible

ATTEST:

TENANT:	IntelePeer
/s/ Andre Simone
Andre Simone
CEO

ATTEST:

EXHIBIT A

Demised Premises

EXHIBIT B

RULES AND REGULATIONS

Landlord and Tenant agree that the following Rules and Regulations shall be and hereby are made a part of this Lease, and Tenant agrees that Tenant’s employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations:

1.        Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant, Tenant’s agents or employees, shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

2.        No animals shall be allowed in the offices, halls, corridors and elevators in the Building. (However, service animals are permitted.) No person shall unreasonably disturb the occupants of adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises.

3.        Tenant shall not allow anything to be placed on the outside of the Building, nor allow anything to be thrown by Tenant, Tenant’s agents or employees, out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building.

4.        At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.

5.        Except as currently existing or as allowed by any approved plans for Improvements, Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical operation in the Premises. Except in connection with the operation of any steam or gas engine or boiler, or except as permitted by the approved plans or as required to service or utilize any mechanical components currently existing at the Building (all of which shall otherwise be in compliance with all applicable laws), the use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building Complex.

6.        Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof.

7.        Landlord shall at all times during the last ninety (90) days of the term, have the right, by Landlord’s representatives or agents, to enter the Premises and show the same to persons wishing to lease them, and may, at any time within sixty (60) days preceding the termination of Tenant’s lease term, place upon the doors and windows of the Premises a “For Rent” sign, which notice shall not be removed by Tenant.

9.        Tenant shall not commit any act or permit anything in or about the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on in or about the Building or for any other reason.

10.      Tenant shall not use the Building for lodging, sleeping, or for any immoral or illegal purpose or for any purpose that will damage the Building, or the reputation thereof, or for any purposes other than those specified in the Lease.

11.      Canvassing, soliciting, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

12.      Tenant shall not conduct mechanical or manufacturing operations, or place or use any inflammable combustible explosive, or hazardous fluid, chemical, device, substance or material in or about the Building. Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements imposed by governmental or quasi-governmental authorities in connection with fire and public safety and fire prevention and shall not commit any act or permit any object to be brought or kept in the Building, which shall result in a change of the rating of the Building by the Insurance Services Officer or any similar person or entity.

13.      Tenant shall not use the building for manufacturing or for the storage of goods, wares or merchandise, except as such storage may be incidental to the use of the Premises for general office purposes, and television production and communication center, and except in such portions of the Premises as may be specifically designated by Landlord for such storage. Tenant shall not occupy the Building or permit any portion of the Building to be occupied for the manufacture or direct sale of liquor, narcotics, or tobacco in any form, or as a medical office, barber shop, manicure shop, music or dance studio or employment agency.

14.      Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building except in the refuse containers provided therefore. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Premises or the Building. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, stairways, vestibules, public corridors and halls in and about the Building clean and free from rubbish.

15.      Landlord its agents or representatives reserve the right to exclude or expel from the Building any person, who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Building.

16.      Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any other purpose then the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant’s servants, employees, contractors, jobbers, agents, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant’s expense and Landlord shall not be responsible therefor.

17.      Subject to applicable fire or other safety regulations, all doors opening into Common Area and all doors upon the perimeter of the Premises shall be kept closed and, during nonbusiness hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on nonbusiness days, Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.

18.      During the term of the Lease, Tenant in conducting any activity on the Demised Premises, shall comply with all applicable statutes, laws, ordinances, rules, orders, regulations and requirements (collectively “Environmental Requirements”) of the federal, state and local governments and all departments thereof including but not limited to Environmental Requirements regarding the presence, storage, use, maintenance and disposal of toxic, hazardous or contaminated substances (“Hazardous Materials or Special Wastes”) and regarding releases or threatened releases of Hazardous Materials or Special Wastes to the environment. For purposes of this Lease the term “Hazardous Materials” shall refer to those materials, including without limitation asbestos and asbestos-containing materials, polychlorinated biphenyls (PCBs), oil or any other petroleum products, natural gas, source material, pesticides, and any hazardous waste, toxic substance or related material, including any substance defined or treated as a “hazardous substance”, “hazardous waste” or “toxic substance” (or comparable term) in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sec. 9601 et seq. (1990)), the Toxic Substance Control Act (15 U.S.C. Sec. 2601 et sea. (1990)), and any rules or regulations promulgated pursuant to such statutes or any other applicable federal or state statute. Tenant shall comply with the City’s Ordinance 196, as amended on March 18, 1991 (amendments to the City Uniform Public Code related to water conservation fixtures). In no event shall the aforesaid be construed to mean that Landlord has given or will give its consent to Tenant’s storing, using, maintaining or removing hazardous materials in, on or about the Premises.

Tenant shall acquire all necessary federal, state and local environmental permits and comply with all applicable federal and state environmental permit requirements.

Tenant agrees to ensure that its Demised Premises are designed, operated and maintained in a manner that minimizes environmental impact through appropriate preventive measures and complies with all federal, state and local environmental requirements. Tenant agrees to evaluate methods to reduce the generation and disposal of waste materials. Tenant will not cause or allow any discharge or disposal of any hazardous substances, hazardous wastes or petroleum product to floors, floor drains, storm or sanitary sewer systems, or the land surface at the Demised Premises.

In the case of a release, spill or leak as a result of Tenant’s activities, Tenant shall immediately control and remediate the contaminated media to applicable federal, state and local standards. Tenant shall reimburse the Landlord and the City for any penalties and all cost and expense, including without limitation attorney’s fees, incurred by the Landlord or the City as a result of the release or disposal by Tenant of any pollutant or hazardous material on the City’s property. Tenant shall also immediately notify the Landlord and the City in writing of the release, spill or leak, the control and remediation response actions taken by Tenant, and any responses, notifications or actions taken by any federal, state or local agency with regard to such release, spill or leak.

Tenant shall make available for inspection and copying, upon reasonable notice and at reasonable times, any or all of the documents and materials that Tenant has prepared pursuant to any requirement hereunder or submitted to any governmental or regulatory agency. If there is a requirement to file any notice or report of a release or threatened release of a substance on, under or about the Demised Premises, Tenant shall provide a copy of such report or notice to Landlord and the City.

At Landlord’s request, Tenant shall conduct testing and monitoring as is reasonable necessary to determine whether any hazardous substance or other contamination has entered the soil, groundwater, or surface water on or under the Demised Premises due to Tenant’s use or occupancy of the Demised Premises.

19.      Tenant shall not permit its employees or agents to smoke in any areas of the Building Complex required by law to be maintained as a non-smoking area.

20.      Tenant shall conduct its operations in an orderly and proper manner so as not to commit any nuisance in the Demised Premises or annoy, disturb or be offensive to others in the vicinity of the Demised Premises and shall take all reasonable measures, using the latest know and practicable devices and means, to eliminate any unusual, nauseous or objectionable noise, gases, vapors, odors and vibrations.

21.      Tenant agrees that nothing shall be done or kept on the Demised Premises and no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Demised Premises which might impair the structural soundness of the building or result in an overload of utility lines.

22.      Tenant recognizes the historical nature of the building and shall not drill, hammer, or otherwise mark the brick, post, beam or other historical surfaces.

EXHIBIT C

PERSONAL GUARANTEE

Not applicable.

EXHIBIT D

NOTICE OF NONLIABILITY OF LANDLORD

IN ACCORDANCE WITH THE COLORADO GENERAL MECHANIC’S LIEN LAW, SECTION 38-22-105(2), NOTICE IS HEREBY GIVEN BY GARVIN PARTNERS (THE “OWNER”) TO ALL SUPPLIERS, CONTRACTORS, SUBCONTRACTORS OR OTHER PERSONS PROVIDING LABOR, MATERIALS OR EQUIPMENT TO THE PROPERTY LOCATED AT SUITE 425, 2300 15TH STREET, DENVER, COLORADO (THE “PROPERTY’) AT THE INSTANCE AND REQUEST                                                                                                                                                                   OF                                                                        (THE “TENANTS”), OR THEIR CONTRACTORS, SUBCONTRACTORS OR AGENTS, FOR THE CONSTRUCTION, ALTERATION, REMOVAL, ADDITION OR OTHER IMPROVEMENTS TO THE PROPERTY; THAT THE OWNER WILL NOT BE RESPONSIBLE FOR ANY OBLIGATIONS, DEBTS OR CHARGES OF ANY NATURE ON ACCOUNT OF ANY MATERIALS SUPPLIED, LABOR PERFORMED OR EQUIPMENT FURNISHED IN CONNECTION WITH SUCH CONSTRUCTION, ALTERATION, ADDITION, REPAIR OR OTHER IMPROVEMENT RENDERED ON BEHALF OF THE TENANTS; AND THAT NEITHER THIS PROPERTY NOR ANY IMPROVEMENTS LOCATED THEREON WILL BE SUBJECT TO ANY LIEN FOR MATERIALS SUPPLIED, LABOR PERFORMED OR EQUIPMENT FURNISHED IN CONNECTION WITH SUCH CONSTRUCTION, ALTERATION, ADDITION OR OTHER IMPROVEMENT THEREON, NOR SHALL THE LANDS NECESSARY FOR THE CONVENIENT USE AND OCCUPANCY OF THIS PROPERTY BE SUBJECT TO SUCH LIEN.

DATED:                         , 200

GARVIN PARTNERS

By:
Its: